MUFG Americas Holdings Corporation MUFG Americas Holdings Corporation Investor Presentation for the Quarter Ended September 30, 2016

MUFG Americas Holdings Corporation Investor Presentation, 3Q16 This presentation describes activities of MUFG Americas Holdings Corporation and its consolidated subsidiaries (the Company) unless otherwise specified. This presentation should be read in conjunction with the financial statements, notes and other information contained in the Company’s most recent annual report on Form 10-K and Quarterly Reports on Forms 10-Q and in any subsequent filings with the Securities and Exchange Commission (SEC). The following appears in accordance with the Private Securities Litigation Reform Act. This presentation includes forward-looking statements that involve risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include the words “believe,” “continue,” “expect,” “target,” “anticipate,” “intend,” “plan,” “estimate,” “potential,” “ project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” They may also consist of annualized amounts based on historical interim period results. There are numerous risks and uncertainties that could and will cause actual results to differ materially from those discussed in the Company’s forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict and could have a material adverse effect on the Company’s financial condition, and results of operations or prospects. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the SEC, including the discussions under “Management’s Discussion & Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Forms 10-Q and in any subsequent filings with the SEC and available on the SEC’s website at www.sec.gov. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition. All forward-looking statements contained herein are based on information available at the time of this presentation, and the Company assumes no obligation to update any forward-looking statements. This investor presentation includes additional capital ratios (tangible common equity and Common Equity Tier 1 capital (calculated under the Basel III standardized approach on a fully phased-in basis)) to facilitate the understanding of the Company’s capital structure and for use in assessing and comparing the quality and composition of the Company's capital structure to other financial institutions. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies. Please refer to our separate reconciliation of non-GAAP financial measures in our earnings release dated October 24, 2016 and our 10-Q for the quarter ended September 30, 2016. Forward-Looking Statements and Non-GAAP Financial Measures

MUFG Americas Holdings Corporation Investor Presentation, 3Q16 One of the Largest Regional Bank Holding Companies in the United States Headquarters New York Main Banking Office San Francisco U.S. Branches3 366 Employees4 Approx. 12,300 Total Assets $151.1 billion Total Loans Held for Investment $79.2 billion Total Deposits $84.6 billion Tangible Common Equity5 $14.0 billion 3. In addition, MUB has two international offices 4. Full-time equivalent staff 5. Tangible common equity is a non-GAAP measure. Refer to MUAH’s earnings release dated October 24, 2016 and our 10-Q for the quarter ended September 30, 2016 for a reconciliation between certain GAAP amounts and this non-GAAP measure MUAH Company Profile as of September 30, 2016 Reference Banks’ Period-End Assets ($bn) 2 MUFG Americas Holdings Corporation (MUAH) (A3 / A / A)1 and its principal subsidiaries MUFG Union Bank, N.A. (MUB) (A2 / A+ / A)1 and MUFG Securities Americas Inc. (MUSA) (NR / A+ / A)1 are owned by The Bank of Tokyo-Mitsubishi UFJ, Ltd. (BTMU) and Mitsubishi UFJ Financial Group, Inc. (MUFG). BTMU is a wholly-owned subsidiary of MUFG. • Solid balance sheet with high-quality capital base and strong liquidity • Conservative risk culture resulting in a high quality loan portfolio with strong credit performance • Network of 366 U.S. retail and commercial branches and two international offices • Prominent market share in demographically attractive West Coast markets • Debt issuance by both MUB and MUAH • In February 2015, MUAH issued $2.2bn of senior notes across 3-, 5- and 10-year maturities MUB Branch Network 1. Credit ratings represent long-term issuer ratings from Moody’s, S&P, and Fitch Ratings respectively 2. Source: SNL Financial as of November 9, 2016 3. ‘Reference Banks’, referred to throughout this presentation unless otherwise noted, consist of the 13 CCAR-filing public regional banks, plus the four largest U.S. money center banks (BAC, C, JPM and WFC) not shown here USB PNC COF BBT STI MUAH CFG FITB KEY MTB RF HBAN CMA ZION $454 $369 $345 $223 $205 $151 $147 $143 $136 $127 $125 $101 $74 $61

MUFG Americas Holdings Corporation Investor Presentation, 3Q16 Core Strategic Subsidiary of Mitsubishi UFJ Financial Group (MUFG) As of September 30, 2016 (dollars in billions) Employees3 Approx. 12,300 Total assets $151.1 billion Total loans held for investment 79.2 billion Total deposits 84.6 billion Common Equity Tier 1 risk-based capital ratio (fully phased-in)4 13.94% As of June 30, 2016 (dollars in billions) Employees Approx. 140,000 Total assets $2,897.6 billion 1 Total loans 1,055.4 billion 1 Total deposits 1,563.4 billion 1 Common Equity Tier 1 risk-based capital ratio (fully phased-in)2 12.50% 1. JPY denominated amounts converted to USD based on an exchange rate of 102.91 JPY/USD as of June 30, 2016; refer to MUFG’s Investor Relations website (http://www.mufg.jp/english/ir/) for additional information 2. Calculated in accordance with Japanese banking regulations based on information derived from MUFG’s consolidated financial statements prepared in accordance with Japanese GAAP, as required by the JFSA 3. Full-time equivalent staff 4. Common Equity Tier 1 risk-based capital ratio (standardized, fully phased-in basis) is a non-GAAP financial measure that is used to assess a bank holding company's capital position as if the transition provisions of the U.S. Basel III rules were fully phased in for the periods in which the ratio is disclosed. Please refer to our separate reconciliation of non-GAAP financial measures in our earnings release dated October 24, 2016 and our 10-Q for the quarter ended September 30, 2016

MUFG Americas Holdings Corporation Investor Presentation, 3Q16 The enhanced prudential standards require that all foreign banking organizations with at least $50bn in assets transfer ownership of controlled U.S. subsidiaries to an Intermediate Holding Company (IHC) by July 1, 2016 MUAH is MUFG's Intermediate Holding Company 9/30/16 assets: $116.9bn 9/30/16 assets: $30.5bn 9/30/16 assets: $3.7bn

MUFG Americas Holdings Corporation Investor Presentation, 3Q16 2016 Third Quarter MUAH Results Except where noted, all financial statements and related information for prior periods have been revised to include the results of IHC entities transferred under MUAH on July 1, 2016 Compared to the previous quarter, Net Income decreased $74MM • Primarily due to the provision for credit losses • Total revenue increased $24MM primarily due to an increase in net interest income Compared to the year-ago quarter, Net Income increased $72MM • Primarily due to an increase in total revenue partially offset by an increase in the provision for credit losses 1. Pre-tax, pre-provision income is total revenue less noninterest expense. Management believes that this is a useful financial measure because it enables investors and others to assess the Company's ability to generate capital to cover credit losses through a credit cycle. For the Three Months Ended September 30, June 30, September 30, (Dollars in millions) 2016 2016 2015 Results of operations: Net interest income $ 773 $ 754 $ 723 Noninterest income 570 565 450 Total revenue 1,343 1,319 1,173 Noninterest expense 952 906 926 Pre-tax, pre-provision income 1 391 413 247 (Reversal of) provision for credit losses 73 (39) 18 Income before income taxes and including noncontrolling interests 318 452 229 Income tax expense 97 129 62 Net income including noncontrolling interests 221 323 167 Deduct: Net loss from noncontrolling interests 39 11 21 Net income attributable to MUAH $ 260 $ 334 $ 188

MUAH Balance Sheet and Profitability Highlights

(Dollars in millions)	As of and For the Three Months Ended September 30, 2016	June 30, 2016	September 30, 2015
Balance sheet (end of period)			
Total assets	$ 151,099	$ 147,972	$ 151,666
Total loans held for investment	79,249	81,045	78,358
Total securities	24,116	23,188	24,712
Securities borrowed or purchased under repo	21,906	20,363	30,530
Trading account assets	9,405	8,427	3,592
Core deposits [1]	77,392	75,296	74,785
Total deposits	84,643	82,652	82,656
Securities loaned or sold under repo	25,582	23,197	28,366
Long-term debt	11,427	11,737	12,661
Trading account liabilities	3,328	3,053	4,155
MUAH stockholders' equity	17,353	17,133	16,499
Performance ratios			
Net interest margin [2,3]	2.29%	2.23%	2.10%
Return on average assets [2]	0.70	0.89	0.50
Return on MUAH stockholders' equity [2]	6.03	7.87	4.66
Return on tangible common equity [2]	7.60	9.92	6.10
Efficiency ratio [4]	70.88	68.67	78.95
Adjusted efficiency ratio [5]	62.46	62.27	72.17
Performance ratios excluding MUSA[6]			
Net interest margin [2,3]	2.72%	2.73%	2.72%
Return on average assets [2]	0.78	1.06	0.65
Return on MUAH stockholders' equity [2]	5.65	7.74	4.83
Return on tangible common equity [2]	7.22	9.86	6.36
Adjusted efficiency ratio [5]	61.44	60.80	70.00

Except where noted, all financial statements and related information for prior periods have been revised to include the results of IHC entities transferred under MUAH on July 1, 2016

Compared to 2Q 2016:

- Total assets were up largely due to increases in securities borrowed or purchased under resale agreements, trading account assets and total securities, partially offset by a decrease in loans held for investment
- Increase in total deposits primarily due to an increase in noninterest bearing deposits
- Net interest margin increased due to higher yields on both securities and securities borrowed or purchased under resale agreements, and was essentially flat excluding MUSA

1. Core deposits exclude brokered deposits, foreign time deposits, domestic time deposits greater than $250,000 and certain other deposits not considered to be core customer relationships
2. Annualized
3. Net interest margin is presented on a taxable-equivalent basis using the federal statutory tax rate of 35 percent.
4. The efficiency ratio is total noninterest expense as a percentage of total revenue (net interest income and noninterest income
5. Adjusted efficiency ratio is a non-GAAP financial measure. Refer to our separate reconciliation of non-GAAP financial measures in our earnings release dated October 24, 2016 and our 10-Q for the quarter ended September 30, 2016
6. Refer to our separate reconciliation of performance ratios excluding MUSA in our earnings release dated October 24, 2016 and our 10-Q for the quarter ended September 30, 2016

MUFG Americas Holdings Corporation Investor Presentation, 3Q16

Business Model for Key Segments

	Regional Bank	U.S. Wholesale Banking
Branding	UnionBank®	MUFG
Coverage	Four main divisions: Consumer Banking, Wealth Markets, Commercial Banking and Real Estate Industries Two customer segments: **Consumer:** West Coast individuals, including high net worth • Products and services include deposit accounts, mortgages, home equity loans, consumer loans, credit cards, wealth management and investments **Commercial**: Institutional clients and businesses generally with annual revenue up to $500 million in annual revenue. • Commercial credit products and services include commercial loans, accounts receivable, inventory, and trade financing primarily to West Coast corporate customers, and real estate financing to professional real estate investors and developers nationwide • Non-credit products and services include global treasury management, capital market solutions, foreign exchange and interest rate risk management products	• Provides commercial lending products, including commercial loans, lines of credit and project financing to corporate customers with annual revenues greater than $500 million • Employs an industry-focused strategy including dedicated coverage teams in: • General Industries • Power and Utilities • Oil and Gas • Telecom and Media • Technology • Healthcare and Nonprofit • Public Finance, and • Financial Institutions (predominantly Insurance and Asset Managers)

Products

Transaction Banking

- Automated Clearing House
- Cash Management
- Commercial Card
- Demand Deposit Account
- Institutional Trust and Global Custody
- Money Market Demand Account
- Payables / Receivables
- Treasury Management
- Trade Finance

MUFG Securities Americas Inc.

- Capital Markets
- Collateralized Financings
- Domestic and Foreign Debt and Equity Securities Transactions
- Private Placements
- Sales & Trading
- Securities Borrow and Loan
- Securitization

Investment Banking & Markets

- Commercial Finance
- Corporate Advisory
- Foreign Exchange
- Funds Finance
- Global Financial Solutions
- Interest Rate Derivatives
- Project Finance
- Securitization
- Structured Trade Finance
- Supply Chain Finance
- Syndications

MUFG Americas Holdings Corporation Investor Presentation, 3Q16

Strong and High Quality Capital Base

MUAH's capital ratios exceed the average of the Reference Banks[1]

Capital ratios:	Reference Banks' Average[1] September 30, 2016	MUAH Capital Ratios September 30, 2016	MUAH Capital Ratios June 30, 2016
Regulatory:			
Common Equity Tier 1 risk-based capital ratio	10.93%	13.97%	13.58%
Tier 1 risk-based capital ratio	11.93	13.97	13.58
Total risk-based capital ratio	14.21	15.66	15.44
Tier 1 leverage ratio	9.81	9.82	11.59
Other:			
Tangible common equity ratio[2]	8.75	9.45	9.53
Common Equity Tier 1 risk-based capital ratio (U.S. Basel III standardized approach; fully phased-in)[2]	N/A	13.94	13.56

MUAH reports its regulatory capital ratios under the standardized approach of the U.S. Basel III rules, with certain provisions subject to phase-in periods

- MUB is subject to both the standardized and advanced approaches rules

Ratios calculated at September 30, 2016 reflect the designation of MUAH as MUFG's U.S. IHC on July 1, 2016. Prior period ratios have not been revised to include the transferred IHC entities.

MUAH's Tier 1 leverage ratio declined during Q3 due to acquisition of assets at the time of IHC formation on July 1, 2016

- Acquired assets were predominantly from MUSA, and were generally comprised of U.S. government-sponsored agency RMBS and securities issued by the U.S.Treasury

1. Reference Banks consist of the 13 CCAR-filing public regional banks depicted on slide 3 plus the four largest U.S. money center banks. Reference Banks' average based on reporting through November 9, 2016 (Source: SNL Financial)
2. The Tangible common equity ratio and the Common Equity Tier 1 risk-based capital ratio (standardized, fully phased-in) are non-GAAP financial measures. Refer to our separate reconciliation of non-GAAP financial measures in our earnings release dated October 24, 2016 and our 10-Q for the quarter ended September 30, 2016

MUFG Americas Holdings Corporation Investor Presentation, 3Q16

Robust Liquidity Profile

MUB's core deposit franchise reduces reliance on wholesale funding

MUB's substantial available liquidity includes:

- Excess Reserves[1]: $3.5 Bn
- Unpledged securities: $21.1 Bn
- Unused FHLB and Fed capacity: $26.7 Bn

MUAH maintains liquidity to meet expected obligations for ≥20 months without access to funding

MUAH is compliant with the modified LCR requirement

MUAH's double leverage ratio is 103% as of 6/30/2016[2]

MUB's Investment Portfolio, Carrying Value[3] ($ billions)



Agency RMBS
U.S. Treasury
Agency CMBS
RMBS
CMBS
CLO
Other
$14.6
$2.1
$1.6
$0.3
$1.0
$2.7
$1.7

IHC Funding Sources ($ billions)



Core Deposits: $77.4
Brokered Deposits: $5.3
Other Deposits: $2.0
Medium- and Long-term Debt: $11.4
Commercial Paper and Other Short-term Borrowings: $5.9

1. Interest bearing deposits in banks
2. Source: MUAH FR Y-9LP as of June 30, 2016; defined as the Total Equity Investment in Subsidiaries divided by Total Equity. Management believes that this is a useful measure because it enables investors and others to assess the extent to which the Company is using debt to fund its equity investment in its subsidiaries.
3. Amortized Cost / Carrying Amount reflects amortized cost except for balances transferred from AFS to HTM. Those balances reflect amortized cost plus any unrealized gains or losses at the date of transfer

MUFG Americas Holdings Corporation Investor Presentation, 3Q16

MUFG Americas Holdings Corporation Investor Presentation, 3Q16 Securities Financing Portfolio Assets Liabilities 25,000 20,000 15,000 10,000 5,000 0 $ (M illi on s) O/N and Continuous 2-30 days 31-90 days > 90 days $9,554 $12,385 $5,114 $2,617 $19,688 $6,907 $6,070 $617 49.9% 38.5% 5.4% 3.8% 2.0% 0.4% 39.4% 48.0% 6.6% 3.2% 1.8% 0.9% Assets Liabilities Securities financing portfolio is substantially all collateralized by high quality, liquid assets • Approximately 88% is collateralized by U.S. Treasuries and Agency MBS and 12% is backed by equities, credit and other Robust risk management framework governs secured financing profile including guidelines and limits for tenor gaps, counterparty concentration and stressed liquidity outflows Securities Financing Maturity Profile Securities financing activity, largely conducted through MUSA, is supported by high quality collateral 1. Includes continuous maturities which include open trades and term evergreen transactions that are primarily used to fund inventory 1

MUFG Americas Holdings Corporation Investor Presentation, 3Q16 Proposed Internal TLAC1 Requirement The Federal Reserve Board’s proposal for Total Loss Absorbing Capacity (“TLAC”) would require MUAH to hold 18.5% of its risk weighted assets in TLAC-eligible instruments by January 1, 2022 • At least 7% must be in the form of eligible Long Term Debt issued to MUAH’s foreign parent At 9/30/2016, MUAH/MUB had sufficient common equity capital and term debt to fulfill the proposed quantitative requirements • However, TLAC-eligible debt must be subordinated obligations of the holding company and be issued to a foreign parent • The proposed requirements for long term debt become fully effective on Jan 1, 2019 MUFG is expected to be the external TLAC funding entity for the global organization MUAH/MUB/MUSA have sufficient aggregate term debt under the TLAC NPR; full compliance requires some modifications 1. Federal Reserve Notice of Proposed Rulemaking concerning Total Loss-Absorbing Capacity, October 30, 2015

MUFG Americas Holdings Corporation Investor Presentation, 3Q16 MUAH Long-Term Debt Outstanding and Maturity Schedule1 As of September 30, 2016 Long-Term Debt Redemption Schedule - Next 10 Years 1. Excludes nonrecourse debt, junior subordinated debt and capital leases

MUFG Americas Holdings Corporation Investor Presentation, 3Q16 Deposit Trends 1. Source: FDIC Summary of Deposits as of June 30, 2016 Average deposit balances have been steady over the last year Transaction & Money Market Savings Time Noninterest Bearing 3Q15 2Q16 3Q16 38 38 38 6 6 6 8 8 7 31 33 34 Deposits1 Metropolitan Statistical Area (MSA) / State Rank Share (%) Santa Maria-Santa Barbara, CA 2 18.6 San Diego-Carlsbad, CA 4 14.1 Los Angeles-Long Beach-Anaheim, CA 4 10.0 Fresno, CA 4 7.6 Oxnard-Thousand Oaks-Ventura, CA 5 6.2 Salinas, CA 5 9.6 Riverside-San Bernardino-Ontario, CA 6 4.5 Sacramento--Roseville--Arden-Arcade, CA 6 4.5 San Francisco-Oakland-Hayward, CA 7 3.4 Seattle-Tacoma-Bellevue, WA 8 2.8 San Jose-Sunnyvale-Santa Clara, CA 9 2.5 California Total 4 6.4 Washington Total 13 2.0 Average Quarterly Deposit Breakdown ($ billions) 858583

MUFG Americas Holdings Corporation Investor Presentation, 3Q16 Earning Asset Mix 3Q 2016 MUB's loan mix is balanced between residential and commercial; MUSA contributes trading and securities financing assets 1. Average balance for the quarter ended September 30, 2016. May not total 100% due to rounding. 2. Period-end total loans held for investment, including all nonperforming loans and purchased credit-impaired loans Loan Portfolio Composition 2Earning Asset Mix 1 Securities: 17.4% Cash and equivalents: 2.6% Securities Purchased under Repo and Securities Borrowed: 15.3% Trading Assets & Other: 5.1% Commercial & Industrial: 35.0% Commercial Mortgage: 18.9% Construction: 2.9% Lease Financing: 2.3% Residential Mortgage: 36.4% Home Equity & Other Consumer: 4.5% Loans2: 59.1%

MUFG Americas Holdings Corporation Investor Presentation, 3Q16 Commercial Loan Portfolio Slight decline in commercial lending. Net charge-offs in 3Q 2016 substantially all driven by oil & gas borrowers Commercial and Corporate Loan Portfolio Period-end Loan Balances and Net Charge-offs/(Recoveries) ($mm)

MUFG Americas Holdings Corporation Investor Presentation, 3Q16 Consumer Loan Portfolio Consumer portfolio now includes credit cards and continues to exhibit strong credit quality Home Equity & Other Consumer Portfolio Period-end Loan Balances and Net Charge-offs ($mm) Residential Mortgage Loan Portfolio Period-end Loan Balances and Net Charge-offs ($mm) Net Charge-offs Residential Mortgage 3Q15 4Q15 1Q16 2Q16 3Q16 $— $— $1 $— $2 $27,856 $27,344 $27,495 $28,244 $28,781

MUFG Americas Holdings Corporation Investor Presentation, 3Q16 Loans Securities Securities Purchased under Repo and Borrowed Trading Assets & Other Cash and Equiv. 3Q15 4Q15 1Q16 2Q16 3Q16 $78 $80 $80 $82 $80 $24 $24 $24 $23 $24 $31 $32 $32 $24 $21 $4 $3 $4 $6 $7 Net Interest Margin Impacted by Low Rate Environment Low interest rate environment has pressured net interest margin but we have seen some improvement in recent quarters 1. Net interest margin is annualized and presented on a taxable-equivalent basis using the federal statutory tax rate of 35 percent 2. Total loans held for investment Average Earning Assets ($bn)Net Interest Income & Margin 2 1 Net Interest Margin (%) Net Interest Income ($mm) 3Q15 4Q15 1Q16 2Q16 3Q16 2.10% 2.07% 2.06% 2.23% 2.29% $723 $730 $724 $754 $773 1 $4$2$2$3$2

MUFG Americas Holdings Corporation Investor Presentation, 3Q16 Interest Rate Risk Management of Exposures Other Than Trading1 Net Interest Income (NII) Sensitivity ($mm) +200 bps -100 bps Gradual parallel yield curve shift ove r 12-month horizo n 1. Prior period amounts have not been revised to include the transferred IHC entities

MUFG Americas Holdings Corporation Investor Presentation, 3Q16 MUAH Reference Banks' Average 2.0% 1.0% 0.0% 3Q15 4Q15 1Q16 2Q16 3Q16 0.54% 0.70% 1.18% 0.78% 0.91% 1.77% 1.71% 1.87% 1.79% 1.62% Asset Quality Trends Nonperforming Assets by Loan Type ($mm) Net Charge-offs (Recoveries) / Average Loans3Nonperforming Loans / Total Loans1 Criticized4 & Nonaccrual Loans / Total Loans 1. Source: SNL Financial and company reports; MUAH ratio is three month-average, Reference Banks’ ratios are YTD 2. Reference Banks consist of the 13 CCAR-filing public regional banks depicted on slide 3 plus the four largest U.S. money center banks. Reference Banks’ average based on reporting through November 9, 2016 (Source: SNL Financial) 3. Annualized ratio 4. Criticized loans held for investment reflect loans in the commercial portfolio segment that are monitored for credit quality based on internal ratings. Amounts exclude small business loans, which are monitored by business credit score and delinquency status MUAH Reference Banks' Average 1.0% 0.5% 0.0% -0.5% 3Q15 4Q15 1Q16 2Q16 3Q16 0.06% (0.03)% 0.02% 0.48% 0.61% 0.45% 0.47% 0.49% 0.47% 0.43% Criticized Percent of Total Loans Held For Investment Nonaccrual Loans % Of Total Loans Held For Investment 5.00% 4.00% 3.00% 2.00% 1.00% 0.00% 3Q15 4Q15 1Q16 2Q16 3Q16 2.12% 3.12% 3.81% 3.53% 2.97% 0.54% 0.70% 1.18% 0.78% 0.91% Commercial & Industrial Commercial Mortgage Residential Mortgage Home Equity and Other Consumer Non-FDIC Covered OREO PCI and FDIC Covered OREO NPA / Total Assets $1,000 $900 $800 $700 $600 $500 $400 $300 $200 $100 $0 3Q15 4Q15 1Q16 2Q16 3Q16 $138 $284 $702 $396 $486 $40 $37 $30 $26 $31 $201 $190 $186 $177 $172 $32 $35 $32 $28 $26 2 2 0.44% 0.62%0.37% 0.29% 0.48%

MUFG Americas Holdings Corporation Investor Presentation, 3Q16 Transportation: 13% Petroleum Exploration & Production: 69% Services: 3% Other: 15% Downward rating migration within the portfolio has slowed as commodity prices have risen and stabilized • We proactively risk rate and downgrade loans based on revised cash flow expectations and collateral assessments Reserve for oil & gas loans is strong at 9.3% of outstanding balances (12.5% for Petroleum Exploration and Production (PEP) only) 68% of oil & gas commitments are Shared National Credit (SNC) with 30% of SNCs agented by us Net charge-offs of $105 million within oil & gas portfolio in 3Q 2016; approximately $45 million of the charge-offs resulted from the transfer of certain PEP loans from held for investment to held for sale Oil & Gas Overview Oil & Gas Portfolio Statistics as of September 30, 2016 Oil & Gas Portfolio Commitments as of September 30, 2016 Price declines led to increased reserves; charge offs now occurring and reserve coverage remains strong (Dollars in millions) Loan Amt Allowance Reserve Ratio Oil & Gas portfolio: Total Commitments: $ 5,139 $ 260 5.1% Of which are PEP 3,565 252 7.1 Of which are criticized 1,791 Of which Loans Outstanding; 2,460 230 9.3 Of which are PEP 1,802 225 12.5 Of which are criticized 1,075

MUFG Americas Holdings Corporation Investor Presentation, 3Q16 Petroleum Exploration and Production (PEP) Portfolio The PEP portfolio represents: • 69.4% of oil & gas portfolio commitments • 73.3% of outstanding loans Allowance for loan & lease losses is 12.5% of outstanding PEP loans All Criticized and Nonaccrual oil & gas loans are within the PEP sub-sector as of September 30 Notable reduction in exposure to PEP borrowers with manageable criticized and nonaccrual balances PEP Portfolio Development ($ millions) Commitments Outstanding Criticized Outstanding Nonaccrual 6,000 4,000 2,000 0 3Q 2015 4Q 2015 1Q 2016 2Q 2016 3Q 2016 6,147 5,768 5,519 4,529 3,565 3,155 2,943 3,080 2,434 1,802 670 1,226 1,705 1,577 1,075 46 175 547 253 368

Commercial Real Estate Overview

Largely secured, California-focused commercial real estate-purposed loans[1] with strong credit performance

3Q 2016 Property Type Breakdown



Unsecured: 11%
Multi-Family: 27%
Other: 15%
Secured 89%
Industrial: 14%
Office: 17%
Retail: 16%

3Q 2016 Geographic Distribution[2]



Other: 19%
Los Angeles: 20%
Oregon: 2%
Illinois: 2%
San Diego: 10%
Washington: 6%
California 63%
New York: 8%
Orange County: 7%
Santa Clara: 5%
Alameda: 2%
Other: 16%
Riverside: 3%

Commercial Real Estate Statistics

($ MM)	December 31, 2014	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016
Commitments	**$ 23,877**	**$ 23,552**	**$ 24,400**	**$ 24,211**	**$ 23,798**
Commercial and Industrial	5,977	5,328	5,146	4,960	4,627
Commercial Mortgage	14,275	14,175	15,190	15,404	15,231
Construction	3,626	4,049	4,064	3,847	3,940
Outstandings	**18,727**	**18,919**	**19,768**	**19,937**	**19,572**
Commercial and Industrial	2,965	2,718	2,597	2,538	2,378
Commercial Mortgage	14,016	13,904	14,920	15,144	14,937
Construction	1,746	2,297	2,251	2,255	2,257
Nonperforming Loans	**40**	**37**	**30**	**26**	**31**

1. Commercial real estate-purposed loans are comprised of commercial mortgage loans, construction loans and C&I loans to borrowers with real estate-exposed businesses. Does not include CMBS in the investment or trading portfolios
2. Excludes loans not secured by real estate; subsets of California measured by Metropolitan Statistical Area (MSA)

MUFG Americas Holdings Corporation Investor Presentation, 3Q16

MUFG Americas Holdings Corporation Investor Presentation, 3Q16 Consumer Loans Performed Well Through the Crisis 1. At origination 2. Excluding loans serviced by third-party service providers and loans covered by FDIC loss share agreements, includes PCI loans Data Source: Consumer Lending Monthly Summary and Key Statistics; Source: Residential – Mortgage Bankers Association, Home Equity-American Bankers Association Notes: National (SA) is seasonally adjusted American Bankers Association data; Benchmark metrics are reported on a one quarter lag Residential Mortgage Performance Trends (30 days Past Due + in Foreclosure) Home Equity and Other Consumer Total Delinquency (30 Days + Past Due) Residential Mortgage Portfolio as of September 30, 2016: • 42% interest-only (non-amortizing) • 66% weighted average LTV1 for the I/O portfolio • No subprime programs or option ARM loans • Low delinquency rate due to focus on prime loans, high FICO scores, and low LTVs • 78% of the consumer portfolio has a refreshed FICO score of 720 and above2 • 97% has an LTV less than or equal to 80% MUAH MBA-CA Prime National Prime MBA-CA Prime ARM 30.0% 25.0% 20.0% 15.0% 10.0% 5.0% 0.0% 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 MUAH CA HE 30+ (NSA) National (SA) 4.5% 4.0% 3.5% 3.0% 2.5% 2.0% 1.5% 1.0% 0.5% 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16

MUFG Americas Holdings Corporation Investor Presentation, 3Q16 MUAH's Capital, Asset Quality and Ratings Compare Favorably 1. Reference Banks consist of the 13 CCAR-filing public regional banks depicted on slide 3 plus the four largest U.S. money center banks. Reference Banks’ average based on reporting through November 9, 2016 (Source: SNL Financial) 2. Annualized ratio 3. Ratings as of November 9, 2016 4. Standard & Poor's ratings for MUAH and MUB on negative outlook as of November 30, 2015 Net Charge-offs / Average Loans1,2Nonperforming Loans / Total Loans1 Common Equity Tier 1 (Basel 3) Ratio1 Reference Banks’ Credit Ratings1,3 MUAH Reference Banks' Average 1.8% 1.5% 1.2% 0.9% 0.6% 0.3% 0.0% 3Q16 0.91% 1.62% MUAH Reference Banks' Average 15% 14% 13% 12% 11% 10% 3Q16 13.97% 10.93% Holding Company Ratings Bank Ratings Long-term ratings S&P Moody's Fitch S&P Moody's Fitch U.S. Bancorp A+ A1 AA AA- Aa1 AA Wells Fargo & Company A A2 AA- AA- Aa1 AA MUAH4 A A3 A A+ A2 A BB&T Corporation A- A2 A+ A Aa1 A+ JPMorgan Chase & Co. A- A3 A+ A+ Aa2 AA- PNC Financial Services A- A3 A+ A Aa2 A+ M&T Bank A- A3 A A A2 A Comerica BBB+ A3 A A- Aa3 A Fifth Third Bancorp BBB+ Baa1 A A- Aa3 A Bank of America Corp. BBB+ Baa1 A A A1 A+ Citigroup Inc. BBB+ Baa1 A A A1 A+ KeyCorp BBB+ Baa1 A- A- Aa3 A- SunTrust Banks BBB+ Baa1 A- A- A1 A- Citizens Financial Group BBB+ NR BBB+ A- A1 BBB+ Huntington BBB Baa1 A- BBB+ Aa3 A- Capital One Financial Corp. BBB Baa1 A- BBB+ A1 A- Regions Financial Corp. BBB Baa3 BBB BBB+ A3 BBB Zions Bancorporation BBB- Baa3 BBB- BBB Baa3 BBB- MUAH Reference Banks' Average 0.6% 0.4% 0.2% 0.0% 3Q16 0.61% 0.43%

Key MUFG Group Credit Ratings

		MUFG Union Bank, N.A.		MUFG Securities Americas Inc.	MUFG Americas Holdings Corporation	The Bank of Tokyo-Mitsubishi UFJ, Ltd	Mitsubishi UFJ Financial Group, Inc.
		Deposits	Senior Debt	Senior Debt	Senior Debt	Senior Debt	Senior Debt
Moody's	Long-Term	Aa2	A2	—	A3	A1	A1
	Short-Term	P-1	P-1	—	—	P-1	P-1
Standard & Poor's	Long-Term	—	A+[1]	A+[1]	A[1]	A+[1]	A[1]
	Short-Term	—	A-1	A-1	A-1[1]	A-1	—
Fitch	Long-Term	A+	A	A	A	A	A
	Short-Term	F1	F1	F1	F1	F1	F1

- means not rated

1. Negative Outlook as of November 30, 2015

MUFG Americas Holdings Corporation Investor Presentation, 3Q16

MUFG Americas Holdings Corporation Investor Presentation, 3Q16 2016 CCAR and 2016 Mid-Cycle DFAST Results The Federal Reserve did not object to MUAH's 2016 capital plan/CCAR submission 2016 Mid-Cycle Severely Adverse Scenario Results Mid-Cycle DFAST stress test results demonstrate MUAH's capital cushion in excess of regulatory minimums • Severely Adverse scenario included a severe global recession, negative short-term interest rates and low long-term Treasury rates in the U.S., a multi-family commercial real estate (CRE) price shock and a European bank failure Note: MUAH is a standardized BHC for purposes of calculating capital levels and ratios. MUB is subject to both standardized and advanced approaches rules. 1. Represents minimum projected capital ratios from July 1, 2016 through September 30, 2018. 2. Minimum post-stress regulatory ratios as defined in the Comprehensive Capital Analysis and Review 2016 Summary Instructions, January 2016.

MUFG Americas Holdings Corporation Investor Presentation, 3Q16 Conclusion MUAH, MUB and MUSA carry solid credit ratings and benefit from the ownership of MUFG, one of the world’s largest financial organizations Strong local management team with a majority of independent board members Solid balance sheet with high-quality capital base and strong liquidity Conservative risk culture resulting in a high quality loan portfolio with historically strong credit performance There are many risks facing the banking industry and MUAH; please refer to the Risk Factors on pages 18-35 of our Form 10-K for the year ended December 31, 2015 and pages 98-104 of our Form 10-Q for the quarter ended September 30, 2016. Contacts Mimi Mengis Doug Lambert Managing Director Director 415-765-3182 415-765-3180 mimi.mengis@unionbank.com doug.lambert@unionbank.com